FOR IMMEDIATE RELEASE

Contact:	Emily Deissler/Benjamin Spicehandler/Spencer Waybright
Sard Verbinnen & Co
212-687-8080
Jonathan Doorley/Conrad Harrington
Sard Verbinnen & Co - Europe
+44 (0)20 3178 8914
J. Bryant Kirkland III, Vector Group Ltd.
305-579-8000
VECTOR GROUP REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

MIAMI, FL, July 28, 2016 - Vector Group Ltd. (NYSE:VGR) today announced financial results for the three and six months ended June 30, 2016.

GAAP Financial Results

Second quarter 2016 revenues were $438.3 million, compared to revenues of $416.2 million in the second quarter of 2015. The Company recorded operating income of $70.7 million in the second quarter of 2016, compared to operating income of $55.8 million in the second quarter of 2015. Net income attributed to Vector Group Ltd. for the 2016 second quarter was $24.0 million, or $0.20 per diluted common share, compared to net income of $17.6 million, or $0.14 per diluted common share, in the 2015 second quarter.
For the six months ended June 30, 2016 revenues were $819.1 million, compared to revenues of $776.9 million for the six months ended June 30, 2015. The Company recorded operating income of $132.9 million for the six months ended June 30, 2016, compared to operating income of $99.5 million for the six months ended June 30, 2015. Net income attributed to Vector Group Ltd. for the six months ended June 30, 2016 was $43.4 million, or $0.35 per diluted common share, compared to net income of $38.8 million, or $0.32 per diluted common share for the six months ended June 30, 2015.

Non-GAAP Financial Measures

Non-GAAP financial measures also include adjustments for purchase accounting associated with the Company's acquisition of its additional 20.59% interest in Douglas Elliman Realty, LLC in December 2013, litigation settlement and judgment expenses in the Tobacco segment, settlements of long-standing disputes related to the Master Settlement Agreement in the Tobacco segment, restructuring and pension settlement expense in the Tobacco segment, stock-based compensation expense (for purposes of Pro-forma Adjusted EBITDA only) and non-cash interest items associated with the Company's convertible debt. Reconciliations of non-GAAP financial results to the comparable GAAP financial results for the three and six months ended June 30, 2016 and 2015 are included in Tables 2 through 10.
Three months ended June 30, 2016 compared to the three months ended June 30, 2015
Second quarter 2016 Adjusted Revenues (as described in Table 2 attached hereto) were $438.3 million compared to $416.7 million in 2015. The increase was primarily due to an increase in Adjusted Revenues in the Real Estate segment.
Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $75.1 million for the second quarter of 2016 as compared to $63.8 million for the second quarter of 2015. The increase in Adjusted EBITDA attributed to Vector Group for the three months ended June 30, 2016 was primarily attributable to higher profits in the Tobacco and Real Estate segments.
Adjusted Net Income (as described below and in Table 4 attached hereto) was $24.6 million or $0.20 per diluted share for the three months ended June 30, 2016 and $20.8 million or $0.17 per diluted share for the three months ended June 30, 2015.

Adjusted Operating Income (as described below and in Table 5 attached hereto) was $71.5 million for the three months ended June 30, 2016 and $60.6 million for the three months ended June 30, 2015.

Six months ended June 30, 2016 compared to the six months ended June 30, 2015
For the six months ended June 30, 2016 Adjusted Revenues (as described in Table 2 attached hereto) were $819.1 million compared to $777.9 million in 2015 . The increase was primarily due to an increase in Adjusted Revenues in the Real Estate Segment of $48.3 million.
Adjusted EBITDA attributed to Vector Group (as described below and in Table 3 attached hereto) were $144.7 million for the six months ended June 30, 2016 compared to $115.0 million in 2015. The increase in Adjusted EBITDA attributed to Vector Group for the six months ended June 30, 2016 was primarily attributable to higher profits in the Tobacco and Real Estate segments.
Adjusted Net Income (as described below and in Table 4 attached hereto) was $42.7 million or $0.35 per diluted share for the six months ended June 30, 2016 and $43.0 million or $0.35 per diluted share for the six months ended June 30, 2015.
Adjusted Operating Income (as described below and in Table 5 attached hereto) was $136.8 million for the six months ended June 30, 2016 and $106.9 million for the six months ended June 30, 2015.
Tobacco Segment Financial Results
For the second quarter 2016, the Tobacco segment had revenues of $255.5 million, compared to $254.9 million for the second quarter 2015. The increase in revenues was primarily due to favorable net pricing variances partially offset by a 1.5% decline in unit sales volume.
For the six months ended June 30, 2016, the Tobacco segment had revenues of $476.5 million, compared to $483.0 million for the six months ended June 30, 2015. The decrease in revenues was primarily driven by a 4.2% decline in unit sales volume partially offset by favorable net pricing variances.
Operating Income from the Tobacco segment was $66.0 million and $127.5 million for the three and six months ended June 30, 2016 compared to $56.2 million and $105.9 million for the three and six months ended June 30, 2015, respectively.
Non-GAAP Financial Measures
Tobacco Adjusted Operating Income (described below and included in Table 6 attached hereto) for the second quarter 2016 and 2015 was $66.0 million and $59.1 million, respectively. Tobacco Adjusted Operating Income for the six months ended June 30, 2016 and 2015 was $129.9 million and $109.6 million, respectively.

For the three months ended June 30, 2016, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 2.13 billion units compared to 2.16 billion units for the three months ended June 30, 2015. For the six months ended June 30, 2016, the Tobacco segment had conventional cigarette (wholesale) shipments of approximately 3.93 billion units compared to 4.10 billion for the six months ended June 30, 2015.
Liggett's retail market share remained stable at 3.4% during the six months ended June 30, 2016. Compared to the six months ended June 30, 2015, Liggett's retail shipments declined by 1.1% while the overall industry's retail shipments declined by 2.0%, according to data from Management Science Associates, Inc.

Real Estate Segment Financial Results
For the second quarter 2016, the Real Estate segment had revenues of $182.8 million, compared to $161.0 million for the second quarter 2015. For the six months ended June 30, 2016, the Real Estate segment had revenues of $342.5 million compared to $293.3 million for the six months ended June 30, 2015. For second quarter 2016, the Real Estate segment reported Net Income of $6.5 million, compared to $4.1 million for the second quarter 2015. For the six months ended June 30, 2016, the Real Estate segment reported Net Income of $9.6 million compared to $5.5 million for the six months ended June 30, 2015.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment.  For the second quarter 2016, Douglas Elliman had revenues of $181.7 million, compared to $159.6 million for the second quarter 2015. For the six months ended June 30, 2016, Douglas Elliman had revenues of $339.3 million compared to $289.4 million for the six months ended June 30, 2015. For second quarter 2016, Douglas Elliman reported Net Income of $11.4 million, compared to $6.4 million for the second quarter 2015. For the six months ended June 30, 2016, the Douglas Elliman Net Income of $18.5 million compared to $7.3 million for the six months ended June 30, 2015.

Non-GAAP Financial Measures
For the second quarter 2016, the Real Estate segment had Adjusted Revenues of $182.8 million, compared to $161.5 million for the second quarter 2015. The increase in revenues was primarily due to an increase in commissions and other brokerage income at Douglas Elliman. For the second quarter 2016, Real Estate Adjusted EBITDA attributed to the Company were $10.6 million, compared to $7.4 million for the second quarter 2015.
For the six months ended June 30, 2016, the Real Estate segment had Adjusted Revenues of $342.5 million compared to $294.2 million for the six months ended June 30, 2015. The increase in revenues was primarily due to an increase in commissions and other brokerage income at Douglas Elliman. For the six months ended June 30, 2016, Real Estate Adjusted EBITDA attributed to the Company were $18.1 million compared to $11.7 million for the six months ended June 30, 2015.
Douglas Elliman's results are included in Vector Group Ltd.'s Real Estate segment. Douglas Elliman's Adjusted Revenues for the second quarter 2016 were $181.7 million, compared to $160.1 million for the second quarter 2015.
For the second quarter 2016, Douglas Elliman's Adjusted EBITDA were $14.8 million ($10.5 million attributed to the Company), compared to $9.9 million ($7.0 million attributed to the Company) for the second quarter 2015.
For the six months ended June 30, 2016, Douglas Elliman's Adjusted Revenues were $339.3 million compared to $290.3 million for the six months ended June 30, 2015.
For the six months ended June 30, 2016, Douglas Elliman's Adjusted EBITDA were $23.9 million ($16.9 million attributed to the Company), compared to $13.6 million ($9.6 million attributed to the Company) for the six months ended June 30, 2015.
For the three and six months ended June 30, 2016 , Douglas Elliman achieved closed sales of approximately $6.4 billion and $12.1 billion, compared to $5.5 billion and $9.6 billion for the three and six months ended June 30, 2015.
E-cigarettes Segment Financial Results
For the second quarter, the E-cigarette segment had a loss of Adjusted EBITDA of $0.1 million compared to revenues of $0.3 million and a loss of Adjusted EBITDA of $2.4 million for the second quarter 2015.
For the six months ended June 30, 2016, the E-cigarette segment had a loss of Adjusted EBITDA of $0.3 million compared to revenues of $0.7 million and a loss of Adjusted EBITDA of $5.6 million for the six months ended June 30, 2015.

Retrospective Adjustment to Previously Reported Results

Amounts previously reported for the three and six months ended June 30, 2015 have been adjusted, as required by Generally Accepted Accounting Principles, to retroactively apply the equity method of accounting for two investments (Ladenburg Thalmann Financial Services Inc. and Castle Brands, Inc.) since the inception of each investment.  Please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 as well as the Company’s Current Report on Form 8-K, dated April 1, 2016, for additional information.

Non-GAAP Financial Measures
Adjusted Revenues, New Valley LLC Adjusted Revenues and Douglas Elliman Realty, LLC Adjusted Revenues (hereafter referred to as "the Non-GAAP Revenue Financial Measures") and Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, Tobacco Adjusted Operating Income, New Valley LLC Adjusted EBITDA and Douglas Elliman Realty, LLC Adjusted EBITDA (hereafter, along with the Non-GAAP Revenue Measures referred to as "the Non-GAAP Financial Measures") are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). The Company believes that the Non-GAAP Financial Measures are important measures that supplement discussions and analysis of its results of operations and enhances an understanding of its operating performance. The Company believes the Non-GAAP Financial Measures provide investors and analysts with a useful measure of operating results unaffected by differences in capital structures and ages of related assets among otherwise comparable companies. In the case of the Non-GAAP Revenue Financial Measures, management believes revenue growth in its real estate segment is an important measure of growth because increased revenues generally result in increased gross margin as a result of absorption of fixed operating costs, which management believes will lead to increased future profitability as well as increased capacity to expand into new and existing markets. A key strategy of the Company is its ability to move into new markets and therefore gross revenues provide information with respect to the Company's ability to achieve its strategic objectives. Management also believes increased revenues generally indicate increased market share in existing markets as well as expansion into new markets. Consequently, management believes the Non-GAAP Revenue Financial Measures are meaningful indicators of operating performance.

Management uses the Non-GAAP Financial Measures as measures to review and assess operating performance of the Company's business, and management and investors should review both the overall performance (GAAP net income) and the operating performance (the Non-GAAP Financial Measures) of the Company's business. While management considers the Non-GAAP Financial Measures to be important, they should be considered in addition to, but not as substitutes for or superior to, other measures of financial performance prepared in accordance with GAAP, such as operating income, net income and cash flows from operations. In addition, the Non-GAAP Financial Measures are susceptible to varying calculations and the Company's measurement of the Non-GAAP Financial Measures may not be comparable to those of other companies. Attached hereto as Tables 2 through 10 is information relating to the Company's the Non-GAAP Financial Measures for the three and six months ended June 30, 2016 and 2015.

Conference Call to Discuss Second Quarter 2016 Results

As previously announced, the Company will host a conference call and webcast on Thursday, July 28, 2016 at 8:30 AM. (ET) to discuss second quarter 2016 results. Investors can access the call by dialing 800-859-8150 and entering 68755577 as the conference ID number. The call will also be available via live webcast atwww.investorcalendar.com. Webcast participants should allot extra time to register before the webcast begins.

A replay of the call will be available shortly after the call ends on July 28, 2016 through August 11, 2016. To access the replay, dial 877-656-8905 and enter 68755577 as the conference ID number. The archived webcast will also be available at www.investorcalendar.com for one year.

Vector Group is a holding company that indirectly owns Liggett Group LLC, Vector Tobacco Inc. and Zoom E-Cigs LLC and directly owns New Valley LLC, which owns a controlling interest in Douglas Elliman Realty, LLC. Additional information concerning the company is available on the Company's website, www.VectorGroupLtd.com.

[Financial Tables Follow]

TABLE 1
VECTOR GROUP LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)
Revenues
Tobacco*	$255,498	$254,890	$476,513	$482,975
Real estate	182,765	161,022	342,512	293,278
E-Cigarettes	10	261	48	680
Total revenues	438,273	416,173	819,073	776,933

Expenses:
Cost of sales:
Tobacco*	168,607	174,867	305,345	331,897
Real estate	115,017	103,870	214,695	188,228
E-Cigarettes	7	467	13	1,097
Total cost of sales	283,631	279,204	520,053	521,222

Operating, selling, administrative and general expenses	83,922	79,916	163,750	154,097
Litigation, settlement and judgment expense	—	1,250	2,350	2,093
Restructuring charges	—	—	41	—
Operating income	70,720	55,803	132,879	99,521

Other income (expenses):
Interest expense	(36,369)	(31,761)	(67,089)	(63,507)
Change in fair value of derivatives embedded within convertible debt	7,416	5,256	17,110	11,716
Equity in earnings from real estate ventures	2,813	1,856	2,306	2,194
Equity in earnings (losses) from investments	1,089	(2,163)	(582)	(1,551)
Gain (loss) on sale of investment securities available for sale	139	(190)	706	12,839
Impairment of investment securities available for sale	(49)	—	(4,862)	—
Other, net	581	1,821	1,628	3,758
Income before provision for income taxes	46,340	30,622	82,096	64,970
Income tax expense	19,003	11,178	33,366	24,045

Net income	27,337	19,444	48,730	40,925

Net income attributed to non-controlling interest	(3,322)	(1,837)	(5,377)	(2,097)

Net income attributed to Vector Group Ltd.	$24,015	$17,607	$43,353	$38,828

Per basic common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.20	$0.14	$0.36	$0.32

Per diluted common share:

Net income applicable to common shares attributed to Vector Group Ltd.	$0.20	$0.14	$0.35	$0.32

Cash distributions declared per share	$0.40	$0.38	$0.80	$0.76

* Revenues and Cost of goods sold include excise taxes of $106,861, $108,912, $197,707 and $206,271, respectively.

TABLE 2
VECTOR GROUP LTD. AND SUBSIDIARIES
REVENUES AND RECONCILIATION OF ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Revenues	$1,699,337	$438,273	$416,173	$819,073	$776,933

Purchase accounting adjustments (a)	962	—	482	—	963
Total adjustments	962	—	482	—	963

Adjusted Revenues (b)	$1,700,299	$438,273	$416,655	$819,073	$777,896

Revenues by Segement
Tobacco (b)	$1,011,299	$255,498	$254,890	$476,513	$482,975
E-cigarettes	(2,602)	10	261	48	680
Real Estate (c)	690,640	182,765	161,022	342,512	293,278
Corporate and Other	—	—	—	—	—
Total (b)	$1,699,337	$438,273	$416,173	$819,073	$776,933

Adjusted Revenues by Segment
Tobacco (b)	$1,011,299	$255,498	$254,890	$476,513	$482,975
E-cigarettes	(2,602)	10	261	48	680
Real Estate (c)	691,602	182,765	161,504	342,512	294,241
Corporate and Other	—	—	—	—	—
Total (b)	$1,700,299	$438,273	$416,655	$819,073	$777,896

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

b.	Includes excise taxes of $431,083 for the last twelve months ended June 30, 2016 and $106,861, $108,912, $197,707 and $206,271 for the three and six months ended June 30, 2016 and 2015, respectively.

c.
Includes Adjusted Revenues from Douglas Elliman Realty, LLC of $685,988 for the last twelve months ended June 30, 2016 and $181,730, $160,098, $339,314 and $290,326 for the three and six months ended June 30, 2016 and 2015, respectively.

TABLE 3
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Net income attributed to Vector Group Ltd.	$63,723	$24,015	$17,607	$43,353	$38,828
Interest expense	124,273	36,369	31,761	67,089	63,507
Income tax expense	50,554	19,003	11,178	33,366	24,045
Net income attributed to non-controlling interest	10,554	3,322	1,837	5,377	2,097
Depreciation and amortization	23,965	5,870	6,442	11,034	12,723
EBITDA	$273,069	$88,579	$68,825	$160,219	$141,200
Change in fair value of derivatives embedded within convertible debt (a)	(29,849)	(7,416)	(5,256)	(17,110)	(11,716)
Equity in losses (earnings) from investments (b)	1,712	(1,089)	2,163	582	1,551
Loss (gain) on sale of investment securities available for sale	995	(139)	190	(706)	(12,839)
Impairment of investment securities available for sale	17,708	49	—	4,862	—
Equity in earnings from real estate ventures (c)	(2,113)	(2,813)	(1,856)	(2,306)	(2,194)
Pension settlement charge	—	—	1,607	—	1,607
Stock-based compensation expense (d)	8,059	2,532	1,236	4,839	2,400
Litigation settlement and judgment expense (e)	20,329	—	1,250	2,350	2,093
Impact of MSA settlement (f)	(4,364)	—	—	—	—
Restructuring charges	7,298	—	—	41	—
Purchase accounting adjustments (g)	1,293	348	358	548	690
Other, net	(4,279)	(581)	(1,821)	(1,628)	(3,758)
Adjusted EBITDA	$289,858	$79,470	$66,696	$151,691	$119,034
Adjusted EBITDA attributed to non-controlling interest	(14,267)	(4,358)	(2,913)	(6,997)	(3,997)
Adjusted EBITDA attributed to Vector Group Ltd.	$275,591	$75,112	$63,783	$144,694	$115,037

Adjusted EBITDA by Segment
Tobacco	$264,749	$68,536	$62,024	$134,871	$115,496
E-cigarettes	(7,757)	(91)	(2,400)	(284)	(5,564)
Real Estate (h)	47,547	14,997	10,326	25,153	15,717
Corporate and Other	(14,681)	(3,972)	(3,254)	(8,049)	(6,615)
Total	$289,858	$79,470	$66,696	$151,691	$119,034

Adjusted EBITDA Attributed to Vector Group by Segment
Tobacco	$264,749	$68,536	$62,024	$134,871	$115,496
E-cigarettes	(7,757)	(91)	(2,400)	(284)	(5,564)
Real Estate (i)	33,280	10,639	7,413	18,156	11,720
Corporate and Other	(14,681)	(3,972)	(3,254)	(8,049)	(6,615)
Total	$275,591	$75,112	$63,783	$144,694	$115,037

a.	Represents income or losses recognized from changes in the fair value of the derivatives embedded in the Company's convertible debt.

b.	Represents equity in (earnings) losses recognized from investments that the Company accounts for under the equity method.

c.	Represents equity in earnings recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

d.	Represents amortization of stock-based compensation.

e.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

f.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

g.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

h.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $46,031 for the last twelve months ended June 30, 2016 and $14,818, $9,906, $23,882 and $13,591 for the three and six months ended June 30, 2016 and 2015, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

i.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $32,493 for the last twelve months ended June 30, 2016 and $10,460, $6,993, $16,858 and $9,594 for the three and six months ended June 30, 2016 and 2015, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

TABLE 4
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED NET INCOME
(Unaudited)
(Dollars in Thousands, Except Per Share Amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net income attributed to Vector Group Ltd.	$24,015	$17,607	$43,353	$38,828

Change in fair value of derivatives embedded within convertible debt	(7,416)	(5,256)	(17,110)	(11,716)
Non-cash amortization of debt discount on convertible debt	9,170	6,516	17,456	12,459
Litigation settlement and judgment expense (a)	—	1,250	2,350	2,093
Pension settlement charge	—	1,607	—	1,607
Impact of interest expense capitalized to real estate ventures, net	(1,315)	—	(4,835)	—
Restructuring charges	—	—	41	—
Douglas Elliman Realty, LLC purchase accounting adjustments (b)	581	1,343	1,057	2,594
Total adjustments	1,020	5,460	(1,041)	7,037

Tax expense related to adjustments	(424)	(2,258)	433	(2,910)

Adjusted Net Income attributed to Vector Group Ltd.	$24,611	$20,809	$42,745	$42,955

Per diluted common share:

Adjusted Net Income applicable to common shares attributed to Vector Group Ltd.	$0.20	$0.17	$0.35	$0.35

a. Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.
Represents 70.59% of purchase accounting adjustments in the periods presented for assets acquired in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 5
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED OPERATING INCOME
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Operating income	$233,278	$70,720	$55,803	$132,879	$99,521

Litigation settlement and judgment expense (a)	20,329	—	1,250	2,350	2,093
Pension settlement charge	—	—	1,607	—	1,607
Restructuring expense	7,298	—	—	41	—
Impact of MSA settlement (b)	(4,364)	—	—	—	—
Douglas Elliman Realty, LLC purchase accounting adjustments (c)	5,335	823	1,903	1,497	3,675
Total adjustments	28,598	823	4,760	3,888	7,375

Adjusted Operating Income (d)	$261,876	$71,543	$60,563	$136,767	$106,896

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.	Does not include a reduction for 29.41% non-controlling interest in Douglas Elliman Realty, LLC.

TABLE 6
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF TOBACCO ADJUSTED OPERATING INCOME
AND TOBACCO ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Tobacco Adjusted Operating Income:
Operating income from tobacco segment	$231,007	$66,016	$56,215	$127,499	$105,885

Litigation settlement and judgment expense (a)	20,329	—	1,250	2,350	2,093
Pension settlement charge	—	—	1,607	—	1,607
Restructuring expense	7,298	—	—	41	—
Impact of MSA settlement (b)	(4,364)	—	—	—	—
Total adjustments	23,263	—	2,857	2,391	3,700

Tobacco Adjusted Operating Income	$254,270	$66,016	$59,072	$129,890	$109,585

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Tobacco Adjusted EBITDA:
Operating income from tobacco segment	$231,007	$66,016	$56,215	$127,499	$105,885

Litigation settlement and judgment expense (a)	20,329	—	1,250	2,350	2,093
Pension settlement charge	—	—	1,607	—	1,607
Restructuring expense	7,298	—	—	41	—
Impact of MSA settlement (b)	(4,364)	—	—	—	—
Total adjustments	23,263	—	2,857	2,391	3,700

Tobacco Adjusted Operating Income	254,270	66,016	59,072	129,890	109,585

Depreciation and amortization	10,395	2,499	2,931	4,939	5,867
Stock-based compensation expense	84	21	21	42	44
Total adjustments	10,479	2,520	2,952	4,981	5,911

Tobacco Adjusted EBITDA	$264,749	$68,536	$62,024	$134,871	$115,496

a.	Represents accruals for settlements of judgment expenses in the Engle progeny tobacco litigation.

b.	Represents the Company's tobacco segment's settlement of a long-standing dispute related to the Master Settlement Agreement.

TABLE 7
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF NEW VALLEY LLC ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

New Valley LLC revenues	$690,640	$182,765	$161,022	$342,512	$293,278

Purchase accounting adjustments (a)	962	—	482	—	963
Total adjustments	962	—	482	—	963

New Valley LLC Adjusted Revenues (b)	$691,602	$182,765	$161,504	$342,512	$294,241

a.	Amounts represent purchase accounting adjustments recorded in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC., which occurred in 2013.

b.
Includes Adjusted Revenues from Douglas Elliman Realty, LLC of $685,988 for the last twelve months ended June 30, 2016 and $181,730, $160,098, $339,314 and $290,326 for the three and six months ended June 30, 2016 and 2015, respectively.

TABLE 8
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF NEW VALLEY LLC ADJUSTED EBITDA
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Net income attributed to Vector Group Ltd. from subsidiary non-guarantors (a)	$15,718	$6,527	$4,070	$9,570	$5,520
Interest expense (a)	11	4	2	7	3
Income tax expense (a)	11,842	5,038	3,201	7,461	4,509
Net income attributed to non-controlling interest (a)	10,554	3,322	1,837	5,377	2,097
Depreciation and amortization	11,830	2,943	3,076	5,225	5,984
EBITDA	$49,955	$17,834	$12,186	$27,640	$18,113
Income from non-guarantors other than New Valley	100	42	51	76	67
Equity in earnings from real estate ventures (b)	(2,113)	(2,813)	(1,856)	(2,306)	(2,194)
Purchase accounting adjustments (c)	1,293	348	358	548	690
Other, net	(1,613)	(430)	(429)	(840)	(981)
Adjusted EBITDA	$47,622	$14,981	$10,310	$25,118	$15,695
Adjusted EBITDA attributed to non-controlling interest	(14,267)	(4,358)	(2,913)	(6,997)	(3,997)
Adjusted EBITDA attributed to New Valley LLC	$33,355	$10,623	$7,397	$18,121	$11,698

Adjusted EBITDA by Segment
Real Estate (d)	$47,547	$14,997	$10,326	$25,153	$15,717
Corporate and Other	75	(16)	(16)	(35)	(22)
Total (f)	$47,622	$14,981	$10,310	$25,118	$15,695

Adjusted EBITDA Attributed to New Valley LLC by Segment
Real Estate (e)	$33,280	$10,639	$7,413	$18,156	$11,720
Corporate and Other	75	(16)	(16)	(35)	(22)
Total (f)	$33,355	$10,623	$7,397	$18,121	$11,698

a.
Amounts are derived from Vector Group Ltd.'s Consolidated Financial Statements. See Note entitled "Vector Group Ltd.'s Condensed Consolidating Financial Information" contained in Vector Group Ltd.'s Form 10-K and Form 10-Q for the year ended December 31, 2015 and the quarterly period ended June 30, 2016, respectively.

b.	Represents equity in earnings recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

c.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

d.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC of $46,031 for the last twelve months ended June 30, 2016 and $14,818, $9,906, $23,882 and $13,591 for the three and six months ended June 30, 2016 and 2015, respectively. Amounts reported in this footnote reflect 100% of Douglas Elliman Realty, LLC's entire Adjusted EBITDA.

e.
Includes Adjusted EBITDA for Douglas Elliman Realty, LLC less non-controlling interest of $32,493 for the last twelve months ended June 30, 2016 and $10,460, $6,993, $16,858 and $9,594 for the three and six months ended June 30, 2016 and 2015, respectively. Amounts reported in this footnote have adjusted Douglas Elliman Realty, LLC's Adjusted EBITDA for non-controlling interest.

f.
New Valley's Adjusted EBITDA does not include an allocation of Vector Group Ltd.'s "Corporate and Other" segment's expenses (for purposes of computing Adjusted EBITDA contained in Table 3 of this press release) of $14,681 for the last twelve months ended June 30, 2016 and $3,972, $3,254, $8,049 and $6,615 for the three and six months ended June 30, 2016 and 2015, respectively.

TABLE 9
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED REVENUES
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Douglas Elliman Realty, LLC revenues	$685,026	$181,730	$159,616	$339,314	$289,363

Purchase accounting adjustments (a)	962	—	482	—	963
Total adjustments	962	—	482	—	963

Douglas Elliman Realty, LLC Adjusted Revenues	$685,988	$181,730	$160,098	$339,314	$290,326

a.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.

TABLE 10
VECTOR GROUP LTD. AND SUBSIDIARIES
RECONCILIATION OF DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA
AND DOUGLAS ELLIMAN REALTY, LLC ADJUSTED EBITDA ATTRIBUTED TO REAL ESTATE SEGMENT
(Unaudited)
(Dollars in Thousands)

	LTM	Three Months Ended		Six Months Ended
	June 30,	June 30,		June 30,
	2016	2016	2015	2016	2015

Net income attributed to Douglas Elliman Realty, LLC	$33,384	$11,420	$6,391	$18,497	$7,276
Interest expense	1	—	2	—	3
Income tax expense	942	390	284	638	527
Depreciation and amortization	11,536	2,859	3,017	5,059	5,866
Douglas Elliman Realty, LLC EBITDA	$45,863	$14,669	$9,694	$24,194	$13,672
Equity income from real estate ventures (a)	(1,005)	(154)	(104)	(757)	(697)
Purchase accounting adjustments (b)	1,293	348	358	548	690
Other, net	(120)	(45)	(42)	(103)	(74)
Douglas Elliman Realty, LLC Adjusted EBITDA	$46,031	$14,818	$9,906	$23,882	$13,591
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to non-controlling interest	(13,538)	(4,358)	(2,913)	(7,024)	(3,997)
Douglas Elliman Realty, LLC Adjusted EBITDA attributed to Real Estate Segment	32,493	10,460	6,993	16,858	9,594

a.	Represents equity income recognized from the Company's investment in certain real estate businesses that are not consolidated in its financial results.

b.	Amounts represent purchase accounting adjustments recorded in the periods presented in connection with the increase of the Company's ownership of Douglas Elliman Realty, LLC, which occurred in 2013.